Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”) dated as of February 27, 2008, by and among (i) AGORA-X, LLC, a Delaware Limited Liability Company (the “Company”), (ii) The NASDAQ Stock Market, Inc. (or its successor) (the “Purchaser”) and (iii) FCStone Group, Inc. (the “Founder”). Certain capitalized terms used in this Agreement have the meanings specified in Exhibit A attached hereto.

RECITAL

The Company desires to raise capital to finance its business operations and in furtherance thereof desires to issue and sell to the Purchaser the securities specified herein, and the Purchaser is willing to acquire such securities, all on the terms and subject to the conditions set forth in this Agreement. The Founder joins in this Agreement as a party for the limited purposes set forth in this Agreement.

AGREEMENT

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

1. Authorization and Sale of the Preferred Units.

1.1 Authorization. The Company has authorized the issuance and sale pursuant to the terms and conditions hereof of 25,000 units of its Series A Preferred Units (the “Preferred Units”), having the rights, restrictions, privileges and preferences set forth in the Operating Agreement.

1.2 Issuance and Sale. On the terms and subject to the conditions hereof, at the Closings specified in Section 2.1 of this Agreement, the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, up to 20,000 Preferred Units, at a purchase price of $375 per unit.

1.3 Unitholder Rights. The Purchaser shall have the rights specified in the Operating Agreement, which shall have been executed and delivered by the parties thereto before any Closing.

1.4 Additional Investments. If the Company requires additional funding after the First Closing but prior to the QEP Warrant Initial Exercise Date, Purchaser shall have the right (but not the obligation) to purchase additional Preferred Units at the $375 per unit purchase price from the Company (“Additional Investments”). The Company shall give the Purchaser notice of the number of Preferred Units that the Company is making available for purchases as Additional Investments, and the Purchaser shall give the Company notice within ten (10) days thereafter as the number of Preferred Units, if any, that it wishes to purchase as Additional Investments. In the event that the Purchaser elects to purchase any Preferred Units as Additional Investments, such purchase shall be subject to a separate closing to which Sections 2.2 and 2.3 of this Agreement shall apply. Unless the Purchaser elects to purchase all Preferred Units offered as Additional Investments within such ten (10) day period, any restriction on such a sale to the contrary notwithstanding, the Company shall have the right to sell all such Preferred Units which the Purchaser has not elected to purchase to any third party on the same terms offered to the Purchaser within thirty (30) days after the expiration of such ten (10) day period.

2. Closing.

2.1 Closing. The sale and purchase of the Preferred Units under this Agreement shall take place at one or more closings (each a “Closing”). The first Closing, for 13,334 Preferred Units, shall take place at the offices of Founder in Kansas City, Missouri beginning at 10:00 a.m. on March 3, 2008, and continuing until completed, or at such other time, date and place as are mutually agreeable to the Company and to the Purchaser (the “First Closing”). The second Closing, for 6,666 Preferred Units, shall take place within 10 days after: (i) the Company and the Founder receive binding agreements from at least three Participant Investors, with such Participant Investors being reasonably acceptable to the Company, the Founder, and the Purchaser; and (ii) the Company shall have entered into an agreement with an established central clearing provider to centrally clear energy contracts on the Company’s Trading Platform (the “Final Closing”). The Final Closing shall take place at such time, on such date, and at such place, as the Company and the Purchaser acquiring Preferred Units at such Closing may agree. In the event that the Company requires additional funding after the First Closing Date, the Company may notify the Purchaser that it wishes to advance the date for the Final Closing to a date ten (10) days after the date of such notice. Unless the Purchaser waives the applicable conditions and proceeds to close on such advanced date with respect to the Preferred Units specified in such notice, the sale of such Preferred Units shall be treated as a sale of an Additional Investment in accordance with Section 1.4 rather than being an obligatory sale in accordance with Section 1.2 and the Company shall have the right to sell Series A Preferred Units to any other purchaser as required to meet its funding needs. The date of completion of each Closing is referred to herein as a “Closing Date.” No Closing shall be held after December 31, 2008. In the event that the conditions for the Final Closing have not been satisfied prior to December 31, 2008, the Purchaser shall have no obligation to purchase any Preferred Units contemplated to be purchased at the Final Closing.

2.2 Deliveries. At each Closing, the Company will deliver to the Purchaser certificates issued by the Company in the Purchaser’s name representing the aggregate number of Preferred Units issued and sold by the Company to the Purchaser, as determined pursuant to Section 1.2 and 2.1 above, and the Purchaser will deliver to the Company the purchase price for the Preferred Units by wire transfer thereof to the Company Account. The parties shall also deliver all documents required to be delivered at the Closing pursuant to Section 2.3 hereof.

2.3 Conditions to Closing.

(a) Conditions to Obligations of the Purchaser. The obligation of the Purchaser to purchase Preferred Units at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Purchaser:

(i) Representations and Warranties Correct; Performance of Obligations; No Material Adverse Change. The representations and warranties made by the Company and the Founder in Section 3 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date; each of the Company and the Founder shall have performed all obligations, covenants and agreements herein required to be performed by it on or prior to the Closing; and since the Financial Statement Date specified in Section 3.7 of this Agreement, the Company shall not have suffered a Material Adverse Change.

(ii) Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution, delivery and performance of this Agreement and the Related Agreements), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement or any Related Agreement.

(iii) Related Agreements. Each of the Related Agreements shall have been executed and delivered by the parties thereto other than the Purchaser.

(iv) Compliance Certificate. Each of the Company and the Founder shall have delivered to the Purchaser a certificate, executed by its President/CEO, dated as of the Closing Date, certifying the fulfillment of the conditions specified in subsections (a)(i) and (ii) of this Section 2.3.

(v) Secretary’s Certificate. The Company shall have delivered to the Purchaser a certificate, executed by the Secretary of the Company, dated as of the Closing Date, certifying the authenticity of attached copies of the Company’s Certificate of Formation, Operating Agreement, and resolutions of the Board of Managers of the Company approving the transactions contemplated hereby.

(vi) Opinion of Company’s Counsel. The Purchaser shall have received from Company’s counsel an opinion, dated the date of the Closing, substantially in the form attached hereto as Exhibit B.

(vii) Inter-Company Services Agreement. The Company shall have executed and delivered the Inter-Company Services Agreement with the Founder, identifying all services that will be provided by the Founder to the Company and the costs to be paid by the Company for those services.

(viii) Final Company Disclosure Schedule. The Company shall have delivered to Purchaser a revised Company Disclosure Schedule, dated as of the Closing Date, that contains no items that have a Material Adverse Effect not previously set forth in a prior Company Disclosure Schedule.

(ix) Other Documents. The Purchaser shall have received such other certificates and documents as it shall have reasonably requested.

(b) Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Preferred Units at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(i) Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

(ii) Related Agreements. Each of the Related Agreements shall have been executed and delivered by the parties thereto other than the Company.

(iii) Authorization. The Purchaser shall have delivered to the Company a certificate, or other documentation, setting forth the basis for the authorization of (A) its execution and delivery of the Company’s Amended, Restated and Substituted Limited Liability Company Agreement, (B) its execution and delivery of this Agreement and (C) the transactions contemplated hereby.

3. Representations and Warranties Relating to the Company. Except as otherwise set forth in the disclosure schedule previously provided to Purchaser by the Company and that will be updated through the date of Closing (the “Company Disclosure Schedule”), the Company and the Founder jointly and severally represent and warrant to the Purchaser as set forth below.

3.1 Organization and Good Standing. The Company is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to carry on its business as now conducted and as it is proposed to be conducted, and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

3.2 Capital Structure.

(a) Units. The capital structure of the Company shall be as set forth in Section 3.2 of the Operating Agreement.

(b) Options, Warrants, Rights Reserved Securities, Treasury Securities. Except as set forth in the Operating Agreement or as set forth in Schedule 3.2(b)(i) of the Company Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any equity of the Company or any securities convertible into or ultimately exchangeable or exercisable for any equity of the Company, nor is the Company obligated in any manner to issue any equity or other securities. Except as set forth in the Operating Agreement or as set forth in Schedule 3.2(b)(ii) of the Company Disclosure Schedule, none of the Company’s outstanding equity, or Units issuable upon exercise or exchange of any outstanding options, warrants or rights, is subject to any preemptive rights, rights of first refusal or other rights to purchase such Units (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

(c) Security Holders. Section 3.2(c) of the Company Disclosure Schedule contains a complete and accurate list of the names of all current security holders of the Company and all current holders of outstanding warrants, options, or other rights ultimately exchangeable, exercisable or convertible for or into Units, segregated by the type of security held by each such holder and setting forth the amount of such security held by such holder and, in the case of securities, exchangeable, exercisable or convertible into Series B Units, the amount of Series B Units into which such securities are exchangeable, exercisable or convertible.

3.3 Power, Authorization and Validity. The Company has the power, legal capacity and authority to enter into and perform its obligations under this Agreement and each of the Related Agreements to which it is a party. The execution, delivery and performance by the Company of this Agreement and each of the Related Agreements to which it is a party have been duly and validly approved and authorized by all necessary action on its part. No authorization, consent, or approval, governmental or otherwise, is necessary to enable the Company to enter into this Agreement or any Related Agreement to which it is a party and to perform its obligations hereunder or thereunder which has not been obtained or filed. This Agreement is, and each of the Related Agreements to which it is a party when executed and delivered by the Company will be, the valid and binding obligations of the Company, enforceable in accordance with their respective terms.

3.4 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement or any Related Agreement to which it is a party nor the consummation of the transactions or performance of the Company’s obligations contemplated hereby or thereby will conflict with, result in a material breach or violation of, or cause a default under, any provision of the Company’s Certificate of Formation or

Operating Agreement, each as is currently in effect, any instrument, contract or agreement that is material to the business of the Company or any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to the Company.

3.5 Representations Regarding Preferred Units. All required action necessary for the authorization and creation, issuance and delivery of the Preferred Units on or before Closing has been or will be taken on the part of the Company, its officers, board of managers and members. The Preferred Units, when issued in compliance with the provisions of this Agreement and the Operating Agreement will be validly issued, fully paid and nonassessable and, assuming the accuracy of the Purchaser’s representations in Section 4 of this Agreement, issued in compliance with all applicable federal and state securities laws. Except as provided in the Operating Agreement, none of the Preferred Units issued pursuant to this Agreement, is subject to any preemptive rights, rights of first refusal, or other rights to purchase such Units (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

3.6 No Subsidiary. The Company does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association, partnership, limited partnership, limited liability company, trust or other entity.

3.7 Financial Statements.

(a) The Company’s pro forma unaudited consolidated balance sheet as of February 29, 2008, (“the “Financial Statement Date”), which is attached to the Company Disclosure Schedule, has been prepared in all material respects in accordance with GAAP (except that interim statements may not contain all footnotes required by GAAP). The Company’s unaudited consolidated financial statements which are set forth in Section 3.7(a) of the Company Disclosure Schedule (the “Company Financial Statements”) have been prepared in accordance with the books and records of the Company and present fairly in all material respects the financial position, results of operations, cash flows and equity transactions of the Company as of and for the periods ending on their dates. Except and to the extent reflected or reserved against in the Company Financial Statements, the Company does not have, as of the dates of the Company Financial Statements, any liabilities or obligations (absolute or contingent) of a nature required to be or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Company Financial Statements are adequate in light of the contingencies with respect to which they are made. There has been no material change in the Company’s accounting policies except as described in the notes to the Company Financial Statements.

(b) The Company has no debts, liabilities, or obligations in a material amount, either individually or in the aggregate, of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that are not reflected or reserved against in the Company Financial Statements. All material debts, liabilities, and obligations incurred after the date of the Company Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount, both individually and in the aggregate.

3.8 Absence of Certain Changes and Events. Since the Financial Statement Date, the Company has not:

(a) suffered any Material Adverse Change;

(b) suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $50,000;

(c) granted or agreed to make any increase in the compensation payable or to become payable by the Company to any of its officers or employees, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

(d) declared, set aside or paid any distribution on or in respect of the Units of the Company or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company of such Units;

(e) issued any Units of the Company or any warrants, rights, options or entered into any commitment relating to the Units of the Company, except as authorized by the Operating Agreement;

(f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

(g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of its business;

(h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

(i) been involved in any dispute involving any employee which may result in a Material Adverse Change;

(j) engaged in any activity representing a material change from the business of the Company conducted prior to such date or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

(k) incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since the Financial Statement Date, in the ordinary course of its business and consistent with the Company’s past practices;

(1) permitted or allowed any of its material property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 3.9 hereof, other than any purchase money security interests incurred in the ordinary course of its business;

(m) except as set forth in Section 3.8(m) of the Company Disclosure Schedule, made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $50,000, or in the aggregate, in excess of $100,000;

(n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its affiliates within the meaning of the rules and regulations promulgated under the Securities Act of 1933 (“Affiliates”), officers, board of managers or members or, to the Company’s knowledge, any Affiliate or associate of any of the foregoing;

(o) made any amendment to or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company;

(p) entered into any agreement in contemplation of the transactions specified herein other than this Agreement and the Related Agreements; or

(q) agreed to take any action described in this Section 3.8 or outside of the ordinary course of its business or which would constitute a breach of any of the representations or warranties contained in this Agreement.

3.9 Title to Property and Assets. The Company owns and possesses its properties and assets that are material to its business free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except as reflected in the Company Financial Statements and except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of its business and do not affect material properties and assets of the Company. With respect to the property and assets it leases that are material to its business, the Company is in compliance with such leases in all material respects. The Company holds valid leasehold interests to its material leased properties and assets free of any liens, encumbrances or security interests of any party other than the lessors of such property and assets. The Company’s properties and assets are in all material respects in good operating condition and repair.

3.10 Proprietary Assets.

(a) Section 3.10(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset of the Company registered with or issued by any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application or in which the Proprietary Asset has been issued. Section 3.10(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (other than software licenses that are relating to unmodified commercial computer software that is generally available in the ordinary course of business), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. The Company has good and marketable title to all Proprietary Assets used in or necessary for its business as currently conducted and as proposed to be conducted, free and clear of all material liens and other encumbrances, except for third party rights licensed to it, as to which the Company has a valid right to use such Proprietary Assets (all of the foregoing are referred to herein as the “Company Proprietary Rights”). The Company is not obligated to make any material payment to any Person for the use of any Proprietary Asset. The Company has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights or the Company has any obligations.

(b) The Company has taken all measures required under its agreements with OMX Technology AB and all other reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all its Proprietary Assets (except trademarks, issued patents and other Proprietary Assets similarly known to the public and Proprietary Assets whose value would be materially unimpaired by public disclosure) and otherwise to maintain and protect the value of all its Proprietary Assets.

(c) Except where such infringement, misappropriation or unlawful use, would not and could not reasonably be expected to be material in impact or amount, either individually or in the aggregate, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. No claims or notices (in writing or otherwise) with respect to Proprietary Assets have been communicated to the Company: (i) to the effect that the manufacture, sale, license or use of any Proprietary Asset or product, practice of any process or provision of any service as now made, sold, practiced, used or provided or currently offered or proposed by the Company infringes or potentially infringes, or constitutes a misappropriation or unlawful use of any copyright, patent, trade secret or other intellectual property right of a third party, or (ii) challenging the ownership or validity of any of the Company’s rights to or interest in such Proprietary Assets. The

Company has received no notice to the effect that any patents or registered trademarks, service marks or registered copyrights held by the Company are invalid or not subsisting except for failures to be valid and subsisting that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Company’s knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset used in or pertaining to the business of the Company.

(d) The Proprietary Assets owned by the Company or licensed by the Company and identified in Section 3.10(a)(ii) of the Disclosure Schedule constitute all the Proprietary Assets necessary, in the Company’s reasonable judgment, to enable the Company to conduct its business in the manner in which such business has been, is being and is intended to be conducted. The Company has not licensed any of its Proprietary Assets to any Person on an exclusive basis and the Company has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

(e) All current employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company’s business) that is substantially identical to the form of the employee agreement previously delivered to the Purchaser, and all current and former consultants and independent contractors to the Company providing technical services relating to the Company’s Proprietary Assets have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company’s business), the material provisions of which are consistent with the representations and warranties set forth herein.

3.11 Contracts.

(a) Section 3.11(a) of the Company Disclosure Schedule identifies each material agreement to which the Company is a party.

(b) Except for agreements listed in Section 3.11(b) of the Company Disclosure Schedule:

(i) The Company has no agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company of more than $50,000 other than those entered into in the ordinary course of its business;

(ii) The Company has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by the Company that are in excess of the normal, ordinary and usual requirements of the Company’s business;

(iii) There are no outstanding agreements of the Company that is reasonably likely to result, either individually or in the aggregate, in any Material Adverse Change with respect to the Company upon completion or performance thereof;

(iv) The Company has no outstanding agreements, contracts or commitments with its officers, employees, agents, consultants, advisors that are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium exceeding $50,000 in any single instance or $75,000 in the aggregate;

(v) The Company has not entered into any independent contractor or similar agreement, contract or commitment with any Person other than its officers, employees, agents, consultants, and advisors that is not terminable on not more than thirty days’ notice without penalty or liability of any type, including without limitation severance or termination pay;

(vi) The Company has no collective bargaining or union agreements, contracts or commitments;

(vii) The Company is not restricted by agreement from competing with any person, from carrying on its business anywhere in the world or otherwise operating its business in any manner it deems appropriate;

(viii) The Company has not guaranteed any obligations of other Persons or made any agreements to acquire or guarantee any obligations of other Persons; and

(ix) The Company has no outstanding loan or advance to any Person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort that would permit the borrowing by the Company of any sum not reflected in the Company Financial Statements.

(c) The Company has delivered to the Purchaser accurate and complete copies of all written contracts identified in Section 3.11(a) and (b) of the Company Disclosure Schedule, including all amendments thereto. Sections 3.11(a) and (b) of the Company Disclosure Schedule contain a complete list of all the material contracts to which the Company is a party. The Company has not entered into any material oral contracts. Each contract identified in Sections 3.11(a) and (b) of the Company Disclosure Schedule (a “Company Material Contract”) is valid and in full force and effect, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and will continue to be so immediately following the Closing Date. No such contract, agreement or instrument contains any liquidated damages, penalty or similar provision. To the Company’s knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

(d) (i) The Company has not violated or breached, or committed any default under, any Company Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract in any material respect; and

(ii) to the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Company Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Material Contract or (D) give any Person the right to cancel, terminate or modify any Company Material Contract.

(e) None of the Company Material Contracts contains any provision which would require the consent of third parties to the sale and issuance of the Preferred Units or any of the other transactions as contemplated hereunder or under any of the Related Agreements or which would be altered as a result of such transaction.

3.12 Registration Rights. Except as provided in the Operating Agreement, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the U.S. Securities and Exchange Commission (“SEC”) or any other Governmental Body.

3.13 Taxes.

(a) Prior to the First Closing, the Company was a single member limited liability company that had made no election inconsistent with its status as an entity disregarded for federal income tax purposes.

(b) The Company has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law in all material respects. All income, sales, use, occupation, property or other taxes or assessments due from the Company prior to the Closing Date have been paid or will be paid on or before the Closing Date. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Company Financial Statements are adequate, and there are no tax liens on any property or assets of the Company (other than liens for taxes not yet due and payable). There have been no audits or examinations of any tax returns or reports of the Company by any Governmental Body. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability in a material amount, either individually or in the aggregate, beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, foreign, state or local tax return or report for any period.

(c) All taxes that the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

(d) The Company is not currently under any contractual obligation to pay to any Governmental Body any tax obligations of, or with respect to any transaction relating to, any other Person or to indemnify any other Person with respect to any tax, other than pursuant to this Agreement.

3.14 Employees. The Company is not a party to any collective bargaining agreements and, to its knowledge, there are no attempts to organize the employees of the Company. Section 3.14 of the Company Disclosure Schedule lists all employee benefit plans and programs of the Company and employment contracts, arrangements and understandings with its employees, other than those terminable, without penalty, at will or within thirty days. Copies of any of the foregoing plans, programs, contracts, arrangements or understandings have been made available to the Purchaser. To the knowledge of the Company, no employee of the Company is subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would materially interfere with the use of his or her best efforts to carry out his or her duties for the Company or that would conflict with the Company’s business as currently conducted. The Company has received no written notice from any former employer that an employee of the Company has prior obligations to a former employer that would interfere or conflict with such employee’s ability to perform his or her intended services for the Company. To the Company’s knowledge, no employee or advisor of the Company is or is now expected to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company’s employees does not subject the Company or the Company’s shareholders to any such liability. There is neither pending nor, to the Company’s knowledge, threatened any actions, suits, proceedings or claims, or, to its knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

3.15 Insurance. The Company has in force, and will maintain, with good and responsible insurance companies fire, public liability, property damage and other insurance in such amounts and with such coverage or risks as are customary for similar businesses and adequate to the needs of the Company. Section 3.15 of the Company Disclosure Schedule sets forth a list of such insurance, stating the name and address of the insurance provider and the amount of insurance. The Company has not done anything, either by way of action or inaction, that might reasonably be expected to invalidate any of its insurance policies as a whole or in part.

3.16 Compliance with Environmental Requirements. The Company has obtained all material permits, licenses and other authorizations which are required under federal, foreign, state and local laws applicable to the Company and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. The Company is in material compliance with all terms and conditions of such required permits, licenses and authorizations. The Company is not aware of, nor has the Company received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which might reasonably form the basis of a claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to the Company, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

3.17 Compliance With Company Instruments and Laws. The Company is not in violation of any provisions of its Operating Agreement as currently in effect. The Company is in compliance in all material respects with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities which are applicable and the compliance with which is material to the Company or its assets or business. The Company has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products. All licenses, franchises, permits and other governmental authorizations held by the Company and which are material to its business are valid and sufficient in all respects for the business presently carried on by the Company.

3.18 Litigation. There is no suit, action, proceeding, claim or investigation pending or, to the Company’s knowledge, threatened against the Company before any court or administrative agency which could have a Material Adverse Effect or which questions or challenges the validity of this Agreement or any Related Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.

3.19 Company Documents. The Company has furnished to the Purchaser for its examination true and complete copies of the following documents: (i) copies of its Certificate of Formation and Operating Agreement, each as currently in effect, (ii) minute books containing required records setting forth proceedings, consents, actions, and meetings of its members, board of managers and any committees thereof, and (iii) all material permits, orders, and consents issued by any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders, and consents. The Company minute books, certificate books, registers and other Company records are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance in all material respects with the laws of the applicable jurisdiction.

3.20 Brokers. Company shall be responsible for certain fees due to Provident Group as set forth in Schedule 3.20 to the Company Disclosure Schedule. As outlined in the Inter-Company Services Agreement, the Founder shall be responsible for the payment of any other placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Purchaser) relating to or arising out of the transactions contemplated by this Agreement. Pursuant to the Inter-Company Services Agreement, the Founder shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

3.21 Related Party Transactions.

(a) None of the Company’s Affiliates, officers, board of managers, members or employees, or any Affiliate of any of such Person, nor, to the knowledge of the Company, any supplier, distributor or customer of the Company has any material interest in any property, real or personal, tangible or intangible, including Proprietary Assets used in or pertaining to the business of the Company, except for the normal rights of a Unit holder and rights as provided in agreements specified on Schedule 3.21(b) to the Company Disclosure Schedule.

(b) Except for this Agreement, the Related Agreements, and any agreements specified on Schedule 3.21(b) to the Company Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company and any of its officers, board of managers, employees, Affiliates, or, to the Company’s knowledge, any Affiliate thereof.

(c) To the best of the Company’s knowledge, no employee, officer or member of the board of managers of the Company has any direct or indirect ownership interest in any firm or corporation, other than the Founder, with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or board of managers of the Company may own stock in publicly traded companies that may compete with the Company. To the Company’s knowledge, no member of the immediate family of any officer or member of the board of managers of the Company is directly or indirectly interested in any material contract with the Company.

3.22 Disclosure. The statements by the Company contained in this Agreement, the exhibits hereto, the Company Disclosure Schedule and the certificates and documents required to be delivered by the Company to the Purchaser under this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

3.23 Securities Act. Subject to the accuracy of the Purchaser’s representations in Section 5 hereof, the offer, sale and issuance of the Preferred Units in conformity with the terms of this Agreement constitute or will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Securities Act”) and the qualification or registration requirements of any applicable state securities laws as such laws exist on the date hereof.

4. Representations and Warranties of Purchaser and Restrictions on Transfer Imposed by the Securities Act and Applicable State Securities Laws.

4.1 Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Company as follows:

(a) The Preferred Units (the “Securities”) are being or will be acquired for the Purchaser’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, or applicable state securities laws.

(b) The Purchaser understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and have not been qualified under any state securities laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration thereunder, and (ii) the Company’s reliance on such exemptions is predicated on the Purchaser’s representations set forth herein. The Purchaser understands that the resale of the Securities may be restricted indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and registered under any state securities law or is exempt from such registration.

(c) The Purchaser is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser is able to bear the economic risk of the purchase of the Securities pursuant to the terms of this Agreement, including a complete loss of the Purchaser’s investment in the Securities.

(d) The Purchaser has the full right, power and authority to enter into and perform the Purchaser’s obligations under this Agreement and each Related Agreement to which it is a party, and this Agreement and each Related Agreement to which it is a party constitute valid and binding obligations of the Purchaser enforceable in accordance with their terms.

(e) No consent, approval or authorization, governmental or otherwise, or designation, declaration or filing with any Governmental Body on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement or any Related Agreement to which it is a party which has not been obtained or filed.

4.2 Legend. Each certificate representing the Securities may be endorsed with the following legends:

(a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (II) IN COMPLIANCE WITH RULE 144 OR (III) OTHERWISE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT.

(b) Any other legends required by applicable securities laws.

The Company may instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legends are satisfied.

4.3 Removal of Legend and Transfer Restrictions.

(a) Any legend endorsed on a certificate pursuant to Section 4.2(a) and the stop transfer instructions with respect to such Securities shall be removed and the Company shall issue a certificate without such legend to the holder thereof (1) if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (2) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or (3) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Securities may be made without registration.

(b) Other than as provided by Section 4.3(a), Purchaser shall not be entitled to directly or indirectly sell, transfer or otherwise dispose of such Securities, in whole or in part, including through physically or cash-settled derivative transactions and forward transactions.

4.4 Due Diligence. Purchaser has made such investigation of the Company as it deemed appropriate to obtain information regarding the financial condition of the Company and to evaluate the merits and risks of this investment. Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the financial condition and business prospects of the Company and the information provided to Purchaser. Management of the Company has satisfactorily answered all inquiries that Purchaser has put to it concerning the business affairs of the Company. Purchaser acknowledges that Company is a start-up enterprise and is subject to substantial business, financial, regulatory and other risks and that it purchases Preferred Units hereunder with an understanding that such risks could have a Material Adverse Impact on the value and prospects of its investments in the Preferred Units.

5. Indemnity.

5.1. Survival. The representations and warranties of the parties contained in this Agreement shall survive the Closing as follows: (a) the representations and warranties of the Company and the Founder set forth in Sections 3.1, 3.2, 3.3, 3.4, and 3.5 and the representations and warranties of the Purchaser set forth in Article 4 shall survive the Closing indefinitely, (b) the representations and warranties of the Company and the Founder set forth in Section 3.13 shall survive until 60 days after the expiration of the relevant statute of limitations, and (c) the representations and warranties of the Company and the Founder set forth in Article 3 (other than in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.13) shall survive the Closing until the third anniversary of the Closing. Notwithstanding the foregoing, the indemnification obligations set forth below shall not expire with respect to any claim for indemnification that is based on a breach of representation or warranty as long as such claim is asserted prior to the expiration of such representation or warranty. The covenants of the parties shall survive the Closing until such time as they have been fully performed.

5.2 Indemnity.

(a) Each of the Company and the Founder, jointly and severally, hereby agrees to indemnify and defend and hold harmless the Purchaser and its Affiliates, successors and assigns, officers, board of directors, employees and agents (the “Indemnified Parties”) from and against, and agrees to pay or cause to be paid to the Indemnified Parties all amounts equal to the sum of, any and all claims, demands, costs, expenses, losses and other liabilities of any kind that the Indemnified Parties may incur or suffer (including without limitation all reasonable legal fees and expenses) which arise or result from (i) any breach of or failure by the Company or the Founder to perform any of its representations, warranties, covenants or agreements in this Agreement or any Related Agreement; or (ii) any failure by the Company or the Founder prior to the Closing (A) to timely pay any tax due and payable thereby (or subject to withholding and remittance thereby), (B) to timely file any tax return, (C) to comply with any applicable law relating to taxes, or (D) to pay or fund any social welfare benefits that the Company may be, or may have been, required by applicable law to pay or fund to, or on behalf of, any of the prior or continuing employees thereof. The rights of the Purchaser hereunder shall be in addition to, and not in lieu of, any other rights and remedies which may be available to it by law.

(b) No claim for indemnity for a breach of a particular representation, warranty or covenant shall be made after the Closing if the Purchaser had knowledge (including by virtue of any Company Disclosure Schedule) of such breach as of the Closing. No claim for indemnity shall be valid unless such claim is asserted within the period described in Section 5.1.

5.3 Procedures.

(a) Third Party Claims. If a third party shall notify an Indemnified Party with respect to any matter that may give rise to a claim for indemnification under the indemnity set forth above in Section 5.2, the procedure set forth below shall be followed.

(i) Notice. The Indemnified Party shall give to the party providing indemnification (the “Indemnifying Party”) written notice of any claim, suit, judgment or matter for which indemnity may be sought under Section 5.2 promptly but in any event within thirty days after the Indemnified Party receives notice thereof; provided, however, that failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail (i) the basis for such potential claim and (ii) the dollar amount of such claim. The Indemnifying Party shall have a period of fifteen days within which to respond thereto. If the Indemnifying Party does not respond within such fifteen-day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity.

(ii) Defense of Claim. With respect to a claim by a third party against an Indemnified Party for which indemnification may be sought under this Agreement, the Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, which is set forth in the notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within fifteen days of receipt of such notice; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party’s reasonable judgment based upon the advice of counsel, it is advisable in light of the separate interests of the Indemnified Party, to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such claim, suit or judgment. In the event the Indemnifying Party elects (by notice in writing within such fifteen-day period) to assume the defense of or otherwise control the handling of any such claim, suit, judgment or matter for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys’ fees, accountants, consultants and engineering fees) and investigation expenses incurred by the Indemnifying Party prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such claim, suit, judgment or other matter. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnified Party may retain counsel, as an indemnification expense, to defend such claim, suit, judgment or matter.

(iii) Final Authority. The parties shall cooperate in the defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has assumed the defense or control, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has not assumed the defense or control, the Indemnified Party may not compromise or settle such claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld and shall be deemed to have been given if the Indemnified Party provides the Indemnifying Party with a written notice setting forth the material terms of such compromise or settlement and the Indemnifying Party does not object thereto in writing within ten days of its receipt of such notice.

(b) Claims Between the Indemnifying Party and the Indemnified Party. Any claim for indemnification under this Agreement which does not result from the assertion of a claim by a third party shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. The Indemnifying Party shall have a period of thirty days within which to respond thereto. If the Indemnifying Party does not respond within such thirty-day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity. If the Indemnifying Party does respond within such thirty-day period and rejects such claim in whole or in part or does not respond, the Indemnified Party shall submit the dispute to arbitration in accordance with Section 7.2 hereof.

6. Covenants.

6.1 Insurance. The Company shall maintain insurance, including but not limited to liability insurance covering acts and omissions of members of its Board of Managers and its Officers, with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates. The Company shall pay all such insurance premiums, either directly or pursuant to the Inter-Company Services Agreement.

6.2 Compliance with Laws. The Company shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Body, non-compliance with which could have a Material Adverse Effect.

6.3 Communication with Accountants. The Company authorizes the Purchaser to communicate directly with its independent certified public accountants and tax advisors and authorizes those accountants to disclose to the Purchaser any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Company and any of its subsidiaries. At or before the Closing Date, the Company shall deliver a letter addressed to such accountants and tax advisors instructing them to comply with the provisions of this Section 6.3.

6.4 Expenses of Purchaser-Designated Manager. The Company shall reimburse any managers designated by the Purchaser to be a Board Member for all reasonable expenses incurred by any such manager in connection with the carrying out of such manager’s duties to the Company, including without limitation travel, lodging and related expenses in connection with such manager’s attendance at meetings of the Company’s Board of Managers or committees thereof.

6.5 Tax Matters. The Company shall, and shall cause each of its subsidiaries to: (i) prepare and timely file, or cause to be prepared and timely filed, all tax returns and reports required to be filed by it, each in the manner required by applicable law in all material respects and in a manner that is accurate and complete in all material respects, and (ii) pay all income, sales, use, occupation, property and other taxes and assessments that are due in accordance with applicable law, on or before the due date therefor, whether or not such taxes or assessments are shown on any such tax return.

6.6 Use of Proceeds. The Company hereby covenants and agrees that all of the net proceeds received by it from the issuance and sale of the Preferred Units shall be used for the purpose of paying its obligations in the ordinary course of business, including the development and operation of an independent ECN-type platform for the institutional trading of over-the-counter commodity contracts and the costs described in Schedule 3.20. Except as set forth in the Related Agreements, no part of such net proceeds shall be used to repay any sum due to Founder without the written consent of Purchaser. The Company has previously provided the Purchaser its best estimate of the expenses it will incur in connection with the negotiation and execution of this Agreement and the Related Agreements and the consummation of the transactions contemplated to be consummated at the Closing.

7. Miscellaneous.

7.1 Waivers and Amendments. With the written consent of the record or beneficial holders of more than a majority of the Preferred Units issued and sold under this Agreement (including any and all securities obtained upon exchange of such Preferred Units and as adjusted for dividends, splits, recapitalizations and the like), the obligations of the Company and the rights of the holders of such Preferred Units under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Managers, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of Preferred Units issued and sold under this Agreement the holders of which are required to consent to any waiver or supplemental agreement without the consent of the record or beneficial holders of all of the Preferred Units issued and sold under this Agreement. Upon the effectuation of each such waiver, consent or agreement of amendment or modification the Company shall promptly give written notice thereof to the record holders of the Preferred Units who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection.

7.2 Arbitration. Any controversy or claim arising out of or relating to this Agreement or any of the Related Agreements, or the breach hereof or thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by a panel of three arbitrators, each party having the right to select one arbitrator with the third arbitrator to be selected in accordance with the rules of the American Arbitration Association.

7.3 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without regards to the principles of conflicts of laws thereof. The parties also agree that the U.S. District Court for the Southern District of New York (or, if it lacks or declines jurisdiction, the state court of general jurisdiction located in New York County in the State of New York) shall have exclusive jurisdiction over any disputes arising hereunder.

7.4 NO RIGHT TO JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION

OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS ANY RIGHT TO A TRIAL BY JURY.

7.5 Successors and Assigns. Except as otherwise expressly provided herein and subject to the Related Agreements and applicable law, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.6 Entire Agreement. This Agreement, the Related Agreements and other exhibits to this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

7.7 Notices, etc. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed for each such party below such party’s signature page hereto or, if any party shall have designated a different address or facsimile number by notice to the other parties given as provided above, then to the last address or facsimile number so designated.

7.8 Separability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.9 Expenses. Each party will bear its own expenses in connection with this Agreement, each of the Related Agreements and the transactions contemplated hereby and thereby, provided, however, that the Founder will bear any expenses incurred by the Company in connection with the transaction.

7.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or over the internet, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or the internet to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or the internet as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

7.12 Publicity. None of the parties to this Agreement, nor any of their affiliates, shall issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement, any of the Related Agreements or any of the transactions contemplated hereby or thereby without the prior written consent of each of the Company and the Purchaser, unless such disclosure is required by applicable law.

7.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

7.14 Disclosure of Investment. From and after the date hereof, the Company agrees that it will not, (i) except as may be necessary or desirable (x) in connection with a request by a governmental agency, regulatory or supervisory authority or court or as required by law and other than to Affiliates of the Purchaser, and employees of the Purchaser or its Affiliates, and potential investors in the Company or (y) in connection with a request by any lender to the Company, disclose the transactions contemplated by this Agreement, or (ii) use in advertising or publicity the name of the Purchaser, or any employee of the Purchaser or any of its respective Affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Purchaser or any of its respective Affiliates, in either case without the prior written consent of the Purchaser (which may be provided via facsimile transmission or over the internet), such consent not to be unreasonably withheld or delayed. From and after the date hereof, neither the Company nor any of its Affiliates will represent, directly or indirectly, that any product or any service provided by the Company or any of its subsidiaries have been approved or enclosed by the Purchaser without the prior written consent of the Purchaser.

COMPANY SIGNATURE PAGE

IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

Agora-X, LLC

By:	/s/ Brent M. Weisenborn
Name:	Brent M. Weisenborn
Title:	President & CEO

Address for Notice:

Agora-X, LLC
8500 River Park Drive
Pillar #231-A
Parkeville, MO 65152
Facsimile No.: 816-412-3004
Attn: Brent M. Weisenborn

With a copy to:

Dickinson, Mackaman Tyler & Hagen, PC
699 Walnut Street, Suite 1600
Des Moines, IA 50309
Fax: 515-246-4550
Attn: Richard A Malm

FOUNDER SIGNATURE PAGE

IN WITNESS WHEREOF, the Founder has executed this Agreement as of the day and year first above written.

FCStone Group, Inc.

By:	/s/ Paul G. Anderson
Name:	Paul G Anderson
Title:	President and CEO

Address for Notice:

FCStone Group, Inc.
10330 NW Prairie View Road
Kansas City, MO 64153
Facsimile No.: 816-410-8176
Attn: Paul G. Anderson

With a copy to:

FCStone Group, Inc.
2829 Westown Parkway - Suite 100
West Des Moines, IA 50266
Fax: 515-327-5213
Attn: David Bolte

PURCHASER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Purchaser has executed this Agreement as of the day and year first above written.

The Nasdaq Stock Market, Inc.

By:	/s/ Adena Friedman
Name:	Adena Friedman
Title:	Executive Vice President

Address for Notice:

The NASDAQ Stock Market, Inc.
One Liberty Plaza
165 Broadway
New York, NY 10006
Facsimile No.: (301) 978-8471
Attn: Edward S. Knight

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement to which this Exhibit A is attached, the following terms have the following meanings:

“Company Account” means an account of the Company designated in a written notice delivered to the Purchaser at least two Business Days prior to the date of any required payment by the Purchaser to the Company under the Agreement.

“Company Material Contract” has the meaning specified in 3.11(c) of this Agreement.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Inter-Company Services Agreement” means the agreement of such title between the Company and the Founder as set forth in the Company Disclosure Schedule.

“Material Adverse Change” means a change which would have a Material Adverse Effect.

“Material Adverse Effect” An event, violation or other matter will be deemed to have a “Material Adverse Effect” on the Company if such event, violation or other matter would be material in impact or amount to the Company’s business, intellectual property rights or condition, or, taken as a whole, its assets, liabilities, operations, or financial performance.

“Operating Agreement” means the Amended, Restated and Substituted Limited Liability Company Agreement of Company to be executed by and among Company, Founder, and Purchaser at the First Closing.

“Participant Investor” means an expected user of the Company’s Trading Platform that has purchased a QEP Warrant from the Company.

“Proprietary Asset” means: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering

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drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

“Related Agreements” means (a) the Inter-Company Services Agreement between the Company and the Founder; (b) the Operating Agreement, including all Schedules thereto; and (c) any other agreement or document entered into by any of the parties in connection with the Agreement or any of the transactions contemplated thereby.

Additional terms that are defined in the body of this Agreement shall be defined as set forth in the body of this Agreement. Capitalized terms used in this Agreement that are not defined in this Agreement, but are defined in the Operating Agreement, shall have the meanings as defined in the Operating Agreement.

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